CDT SYSTEMS OBTAINS $1,000,000 BRIDGE FINANCING

U.S. NEWS RELEASE: November 17, 2004
Contact Information: Mr. Dallas Talley, CEO, Capacitive Deionization Technology Systems, Inc., 13636 Neutron Road, Dallas, Texas 75244, phone (972) 934-1586; e-mail: cdtinc@cdtwater.com

Capacitive Deionization Technology Systems, Inc, (CDT Systems) (CDTN.OB) announced that it has completed a $1,000,000 bridge financing transaction with Water & Sand International Capital, Inc. (W&S), St. Maarten, Netherlands Antilles. The bridge financing is in the form of a one-year demand note at an interest rate of 1.5% per month due on or before November 30, 2005.

CDT Systems will utilize the proceeds for short-term operating capital as well as to manufacture both mini and standard AquaCells for existing CDT pilot requirements while working to secure long-term financing.